DEALMAKER ORDER FORM

Regulation A Offerings (each, an "Offering")

Customer:. BuyAlerts	Contact:	Ed Cruz

Address:	Phone:
701 Brickell Avenue, Miami FL, 33131

Commencement Date (optional):	E-Mail:	Ed Cruz
ed@buyalerts.com
2023-06-29

This Order Form sets forth the terms of service by which a number of separate DealMaker affiliates are engaged to provide services to Customer (collectively, the "Services"). By its signature below in each applicable section, Customer hereby agrees to the terms of service of each company referenced in such section. Unless otherwise specified above, the Services shall commence on the date hereof.

By preceding with its order, Customer agrees to be bound contractually with each respective company. The Applicable Terms of Service include and contain, among other things, warranty disclaimers, liability limitations and use limitations.

There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by one of the companies referenced herein and Customer in writing.

A summary of Services purchased is described on Schedule A attached. The applicable Terms of Service are described on the Schedules thereafter, and are incorporated herein.

Services NEVER include providing any investment advice nor any investment recommendations to any investor.

DealMaker Order Form Updated November 27 2023

Document Ref: VCMVR-SED93-4ULAW-KUP5E	Page 1 of 6

Schedule "A"

Summary of Fees

A. Regulation A Offering Fees

● $24,500 Advance (an advance against accountable expenses anticipated to be incurred, and refunded to extent not actually incurred)

This advance fee includes

i. $17,500 prepaid to DealMaker Securities LLC for Pre-Offering Analysis

ii. $7,000 prepaid to Novation Solutions Inc. O/A DealMaker for infrastructure for self-directed electronic roadshow

● $2,000 monthly hosting and maintenance fees.

○ Monthly account management fees generally commence in the month following the Commencement Date (i.e. when the offering is qualified by the SEC)

○ Services may be provided in advance of the Commencement Date, and there would be monthly fees associated with those services. Such amounts shall be considered an advance against accountable expenses anticipated to be incurred, and fully refunded to extent not actually incurred). A maximum of $6,000 or three months of fees would be collected and considered advances.

○ Monthly fees include:

■ $2,000 account maintenance fees payable to DealMaker (up to a maximum of $24,000 during the Offering)

● 6% Cash Fees From All Proceeds

○ Customer may elect to offset all or a portion of these fees by levying an administrative fee to investors.

● $11,750 in Corporate Filing Fees (payable to FINRA)

Fair Compensation

To ensure adherence to fair compensation guidelines, DealMaker Securities will ensure that, in any scenario, the aggregate fees payable to DealMaker Securities and its affiliates in respect of Services related to the Offering shall never exceed $4,798,500

If the Offering is fully subscribed, the maximum amount of underwriting compensation will be $4,798,500

*In the event that the Financial Industry Regulatory Authority ("FINRA") Department of Corporate Finance does not issue a no objection letter for the Offering, all DMS Fees are fully refundable other than services actually rendered

Document Ref: VCMVR-SED93-4ULAW-KUP5E	Page 2 of 6

B. Non-Regulation A Offering Fees

● $2,500 Transfer Agent account setup, including upload of existing shareholder list and general review and compliance (Directors' resolutions, etc.) in respect of 200 shareholders with no additional charge. Additional services beyond the first 200 shareholders will be charged out at DMTA's standard hourly rates.

● $1,000 monthly subscription fee for DealMaker Engage shareholder management portal, commencing on the first month after which securities are issued by DealMaker Transfer Agent.

Fees for additional services are listed on the DMTA Rate card here and are subject to regular update in the ordinary course.

Note: Prices are standard base fees. A condition of the use of DealMaker Transfer Agent LLC services is that Customer continue to pay any and all outstanding fees owing to DealMaker, including software fees for use of the DealMaker Engage software portal on a monthly basis, on the fees and terms established in the Order Form entered into between Issuer and DealMaker.

Document Ref: VCMVR-SED93-4ULAW-KUP5E	Page 3 of 6

Schedule "B"

DealMaker Securities Services

Pre-Offering Analysis

● Reviewing Customer, its affiliates, executives and other parties as described in Rule 262 of Regulation A, and consulting with Customer regarding same.

Pre-Offering Review for Self-Directed Electronic Roadshow

● Review with Customer on best business practices regarding raise in light of current market conditions and prior self-directed capital raises

● Review with Customer on question customization for investor questionnaire, selection of webhosting services, and template for campaign page

● Review Customer compliance of marketing material and other communications with the public with applicable legal standards and requirements

● Providing advice to Customer on content of Form 1A and Revisions

● Provide extensive, review, training, and advice to Customer and Customer personnel on how to configure and use electronic platform powered by DealMaker.tech

● Assisting in the preparation of SEC and FINRA filings

● Working with the Client's SEC counsel in providing information to the extent necessary

Advisory, Compliance and Consulting Services During the Offering

● Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing Customer with information on an investor in order for Customer to determine whether to accept such investor into the Offering;

● If necessary, discussions with the Customer regarding additional information or clarification on an Customer-invited investor;

● Coordinating with third party agents and vendors in connection with performance of services;

● Reviewing each investor's subscription agreement to confirm such investor's participation in the offering and provide a recommendation to the company whether or not to accept the subscription agreement for the investor's participation;

● Contacting and/or notifying the company, if needed, to gather additional information or clarification on an investor;

● Providing ongoing advice to Customer on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

● Consulting with Customer regarding any material changes to the Form 1A which may require an amended filing; and

● Reviewing third party provider work-product with respect to compliance with applicable rules and regulations.

Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described above. Customer hereby agrees to the terms set forth in the DealMaker Securities Terms, with fees described on Schedule A hereto.

___________________________________
Customer Representative

Document Ref: VCMVR-SED93-4ULAW-KUP5E	Page 4 of 6

Schedule "C"

DealMaker.tech Subscription Platform and Shareholder Engagement Online Portal

During the Offering, Subscription Processing and Payments Functionality

● Creation and maintenance of deal portal powered by DealMaker.tech software with fully-automated tracking, signing, and reconciliation of investment transactions

● Full analytics suite to track all aspects of the offering and manage the conversion of prospective investors into actual investors.

Apart from the Offering, Shareholder Management via DealMaker Engage

● Shareholder management software to provide corporate updates, announce additional financings, and track engagement

● Document-sharing functionality to disseminate share certificates, tax documentation, and other files to investors

● Monthly fee is payable to DealMaker.tech while the client has engaged DealMaker Transfer Agent

Subscription Management and Shareholder Engagement Technology is provided by Novation Solutions Inc. O/A DealMaker. Customer hereby agrees to the terms set forth in the DealMaker Terms of Service with fees described on Schedules A and B hereto.

______________________________

Customer Representative

Document Ref: VCMVR-SED93-4ULAW-KUP5E	Page 5 of 6

Schedule "D"

DealMaker Transfer Agent

Account Setup:

General onboarding and customer account setup, includes:

● Upload of existing shareholder list (250 shareholders or fewer)

● Issuer review and compliance package (directors resolutions, etc)

Record Maintenance Fees (annual)	$2.50 per shareholder

Annual price per shareholder, payable January 7th.

Issuance Fees (Per Action)

Electronic Record (Book Entry) security issuance fee per shareholder

0-199	$10
200-2,000	$8
2,001+	$5

Fees for additional services are listed on the DMTA Rate card [here] and are subject to regular update in the ordinary course.

Note: Prices are standard base fees and subject to additional customization fees. Upload of historic shareholder list includes 200 shareholders with no additional charge. Additional services beyond the first 200 shareholders will be charged out at DMTA's standard hourly rates.

A condition of the use of DealMaker Transfer Agent LLC services is that Customer continue to pay any and all outstanding fees owing to DealMaker, including software fees for use of the DealMaker Engage software portal on a monthly basis, on the fees and terms established in the Order Form entered into between Issuer and DealMaker.

Customer hereby engages and retains DealMaker Transfer Agent LLC, a registered Transfer Agent, to provide the applicable services, with fees described on Schedule B hereto.

______________________________

Customer Representative

Document Ref: VCMVR-SED93-4ULAW-KUP5E	Page 6 of 6

Signature Certificate

Reference number: VCMVR-SED93-4ULAW-KUP5E

Signer	Timestamp	Signature
Email: edwin@buyalerts.com Shared via link		
Sent:	27 Nov 2023 18:12:20 UTC	
Viewed:	28 Nov 2023 11:41:52 UTC	
Signed:	28 Nov 2023 11:42:17 UTC	
		IP address: 170.250.43.75 Location: Miami, United States

Document completed by all parties on:

28 Nov 2023 11:42:17 UTC

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